EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares of Beneficial Interest in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

Tendered Pursuant to the Offer to Purchase

Dated June 26, 2020

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC.

BY MONDAY, JULY 27, 2020

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT 11:59 P.M., NEW YORK TIME, ON MONDAY, JULY 27, 2020,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

J.P. Morgan Access Multi-Strategy Fund II

c/o BNY Mellon Investment Servicing (US) Inc.

P.O. Box 9870

Providence, RI 02940-8070

Attention: Tender Offer Administrator

Phone: (877) 356-1087

Fax: (508) 599-4234

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund II

c/o BNY Mellon Investment Servicing (US) Inc.

4400 Computer Drive

Westborough, MA 01581-1722

Attention: Tender Offer Administrator

Ladies and Gentlemen:

The undersigned hereby tenders to J.P. Morgan Access Multi-Strategy Fund II a closed-end, non-diversified, management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 26, 2020 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Note”) for the value of the purchased Shares will be held by BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) on behalf of the undersigned. Upon written request by the undersigned to BNY Mellon, BNY Mellon will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of September 30, 2020, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO: J.P. MORGAN ACCESS MULTI-STRATEGY FUND II, C/O BNY MELLON INVESTMENT SERVICING (US) INC., P.O. BOX 9870, PROVIDENCE, RI 02940-8070, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (877) 356-1087 OR FAX: (508) 599-4234.

J.P. Morgan Access Multi-Strategy Fund II

PART 1.	NAME:

Name of Shareholder:

Telephone Number:

PART 2.	AMOUNT OF SHARES OF BENEFICIALINTEREST BEING TENDERED:

☐ All of the undersigned’s shares of beneficial interest.

☐ A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value.*

$

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the value of the undersigned’s shares of beneficial interest to fall below $50,000 (the “Required Minimum Balance”), the Board of Trustees of the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained or purchase all of the undersigned’s shares of beneficial interest in the Fund.

PART 3.	PAYMENT:

CASH PAYMENT

For Shareholders that are clients of JPMorgan Private Bank or JPMorgan Private Client Services, cash payments will be wire transferred to their custody/asset account with JPMorgan Chase Bank. If JPMorgan Chase Bank or J.P. Morgan Trust Company, N.A. acts as discretionary investment manager or as trustee of a trust for the Shareholder, cash payments will be wire transferred to the applicable investment management or fiduciary account for that Shareholder.

For all other Shareholders, cash payments will be wire transferred to the account you specify below:

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

J.P. Morgan Access Multi-Strategy Fund II

PROMISSORY NOTE

The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by BNY Mellon Investment Servicing (US) Inc. on the undersigned’s behalf. Upon a written request by the undersigned to BNY Mellon, BNY Mellon will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

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